As filed with the Securities and Exchange Commission on June 3, 2009

Registration No. 333-157793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1311	72-1121985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas F. Getten

Vice President, General Counsel and Assistant Secretary

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(713) 626-8525

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James M. Prince

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commence of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-157793) of W&T Offshore, Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement.

4.1	—	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, filed May 3, 2004 (File No. 333-115103)).
4.2	—	Indenture, dated as of June 13, 2007, between W&T Offshore, Inc., Wells Fargo Bank, National Association, as trustee, and the Guarantors, as defined therein. (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed June 15, 2007).

4.3**	—	Form of Senior Indenture.

4.4**	—	Form of Subordinated Indenture.

4.5*	—	Form of Warrant Agreement.

4.6*	—	Form of Warrant Certificate.

4.7*	—	Form of Debt Securities.

4.8*	—	Form of Depositary Agreement.

4.9*	—	Form of Depositary Receipt.

5.1†	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1**	—	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Stock Dividends.

23.1**	—	Consent of Independent Registered Public Accounting Firm.

23.2**	—	Consent of Independent Petroleum Engineers and Geologists.

23.3†	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	—	Powers of Attorney.

25.1*	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2*	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**	Previously filed.

†	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 3rd day of June, 2009.

W&T OFFSHORE, INC.

By:	/s/ JOHN D. GIBBONS
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ TRACY W. KROHN* Tracy W. Krohn	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2009

/s/ JOHN D. GIBBONS John D. Gibbons	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	June 3, 2009

/s/ VIRGINIA BOULET* Virginia Boulet	Director	June 3, 2009

/s/ SAMIR G. GIBARA* Samir G. Gibara	Director	June 3, 2009

/s/ ROBERT I. ISRAEL* Robert I. Israel	Director	June 3, 2009

/s/ S. JAMES NELSON, JR.* S. James Nelson, Jr.	Director	June 3, 2009

*By:	/S/ W. REID LEA
W. Reid Lea Attorney-in-Fact for persons indicated

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